UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 27, 2004

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	1-15941 (Commission File Number)	59-3603677 (I.R.S. Employer Identification No.)
of incorporation)

202 South Wheeler Street
Plant City, FL 33563
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

     On August 27, 2004, UTEK Corporation entered into an agreement to sell 350,000 shares of its common stock for an aggregate offering price of $4,252,500 to Laurus Capital Management, L.L.C. pursuant to Regulation E under the Securities Act of 1933. The net proceeds of the offering to UTEK will be approximately $3,700,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2004	UTEK CORPORATION.

	By:	/s/ Carole R. Wright

Carole R. Wright Chief Financial Officer